Exhibit 99.1

Genworth Announces Proposed Private Offering of $750 Million of Senior Notes Due 2025 by its Subsidiary

Genworth Mortgage Holdings, Inc.

Richmond, VA (August 19, 2020) – Genworth Financial, Inc. (NYSE: GNW) today announced that its indirect wholly-owned subsidiary, Genworth Mortgage Holdings, Inc. (“GMHI”), is proposing to offer and sell, subject to market and other conditions, $750 million in aggregate principal amount of its senior notes due 2025 (the “Notes”) in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be guaranteed by Genworth Financial, Inc., any of its subsidiaries or any of GMHI’s subsidiaries.

GMHI expects to initially retain $300 million of the net proceeds and the remaining net proceeds will be distributed to GMHI’s direct parent, Genworth Holdings, Inc. Pursuant to its agreement with AXA S.A., Genworth Holdings, Inc. intends to repay or reduce upcoming debt maturities in an amount equal to the net proceeds of the Offering (less certain amounts held back to fund interest payments, and offering costs and expenses).

The Notes will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. Persons in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws. As a result, they may not be offered or sold in the United States or to, or for the benefit of, any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will be made only by means of the confidential offering memorandum.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning, and include statements regarding the proposed Offering, the closing thereof and the use of proceeds thereof. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) GMHI’s ability to complete the proposed Offering on favorable terms, or at all, (ii) further rating agency actions and downgrades in Genworth’s financial strength ratings or those of its subsidiaries; (iii) changes in applicable laws or regulations; (iv) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020, and Genworth’s Quarterly Reports on Form 10-Q, filed with the SEC on May 6, 2020 and August 5, 2020, respectively. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit ratings or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.